SCHEDULE 14A INFORMATION

                  PROXY STATEMENT PURSUANT TO SECTION 14 (A) OF
                       THE SECURITIES EXCHANGE ACT OF 1934
                                 (AMENDMENT NO.)

                           Filed by the Registrant [X]
                 Filed by a Party other than the Registrant [ ]
                           Check the appropriate box:

[ ]  Preliminary Proxy Statement

[ ]  Confidential, for use of the Commission Only as permitted by

                                Rule 14a-6(e)(2)

[X]  Definitive Proxy Statement

[ ]  Definitive Additional Materials

[ ]  Soliciting Material Pursuant to Rule 14a-111(c) or Rule 14a-12

                        WESTCOAST HOSPITALITY CORPORATION

                (Name of Registrant as Specified In Its Charter)

    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

               Payment of Filing Fee (Check the appropriate box):

                               [X] No fee required

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

         (1) Title of each class of securities to which transaction applies:

         (2) Aggregate number of securities to which transaction applies:

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 011 - (set forth the amount on which the filing fee is calculated and state how it was determined):

         (4) Proposed maximum aggregate value of transaction:

         (5) Total fee paid:

[ ] Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing y registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

    (2) Form, Schedule or Registration Statement No.:

    (3) Filing Party:

    (4) Date Filed:

                    [WESTCOAST HOSPITALITY CORPORATION LOGO]


Dear Stockholder:                                                 April 21, 2000

         You are cordially invited to attend the 2000 Annual General Meeting of Stockholders of WestCoast Hospitality Corporation, formerly known as Cavanaughs Hospitality Corporation at 9:00 a.m. on Monday, May 22, 2000, at Cavanaughs Ridpath Hotel, 515 West Sprague Avenue, Spokane, Washington.

         The accompanying Notice of 2000 Annual General Meeting of Stockholders and the Proxy Statement describe the matters to be presented at the meeting.

         Whether or not you plan to attend the meeting, we hope you will have your stock represented by completing, signing, dating and returning your proxy card in the enclosed postage-paid envelope as soon as possible. Your stock will be voted in accordance with the instructions you have given in your proxy.

                                   Sincerely,


                                            /s/ Donald K. Barbieri
                                            ----------------------
                                            Donald K. Barbieri
                                            Chairman of the Board, President and
                                            Chief Executive Officer


--------------------------------------------------------------------------------
                                    IMPORTANT

A Proxy Statement and proxy card are enclosed. All stockholders are urged to complete and mail the proxy card promptly. The enclosed envelope for return of the proxy card requires no postage. Any stockholder attending the meeting may personally vote on all matters that are considered, in which event the signed proxy will be revoked.

                    IT IS IMPORTANT THAT YOUR STOCK BE VOTED.
--------------------------------------------------------------------------------

                NOTICE OF ANNUAL GENERAL MEETING OF STOCKHOLDERS

                                  MAY 22, 2000

To the Stockholder:

         The 2000 Annual General Meeting of Stockholders of WestCoast Hospitality Corporation, formerly known as Cavanaughs Hospitality Corporation, will be held at 9:00 a.m. on Monday, May 22, 2000, at Cavanaughs Ridpath Hotel, 515 West Sprague Avenue, Spokane, Washington for the following purposes:

         (1) To elect four Directors to hold office until the expiration of their respective two and three-year terms and until their respective successors are elected and qualified;

         (2) To approve an amendment to the 1998 Stock Incentive Plan of the Company to increase the aggregate number of shares which may be issued under the Plan or subject to issuance under options granted under the Plan from a maximum of 1,200,000 shares to 1,400,000 shares.

         (3) To ratify the appointment of PricewaterhouseCoopers LLP as auditors for WestCoast Hospitality Corporation for 2000, and

         (4) To transact such other business as may properly come before the meeting and any adjournment and postponement thereof.

         Nominees for Directors are named in the enclosed Proxy Statement.

         March 31, 2000 has been set as the record date for the meeting. Only stockholders of record at the close of business on that date will be entitled to notice of and to vote at the meeting.

ALL STOCKHOLDERS ARE INVITED TO ATTEND THE MEETING IN PERSON, BUT EVEN IF YOU EXPECT TO BE PRESENT AT THE MEETING, YOU ARE REQUESTED TO COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN THE POSTAGE-PAID ENVELOPE PROVIDED TO ENSURE YOUR REPRESENTATION. STOCKHOLDERS ATTENDING THE MEETING MAY VOTE IN PERSON EVEN IF THEY HAVE PREVIOUSLY SENT IN A PROXY.

                  By Order of the Board of Directors
                  Richard L. Barbieri
                  General Counsel
                  Spokane, Washington
                  April 21, 2000

           The 1999 Annual Report of WestCoast Hospitality Corporation
                       accompanies this Proxy Statement.

                              2000 PROXY STATEMENT

General

         The enclosed proxy is solicited by the Board of Directors of WestCoast Hospitality Corporation, formerly Cavanaughs Hospitality Corporation (the "Company") for use at the 2000 Annual General Meeting of Stockholders to be held at 9:00 a.m. on Monday, May 22, 2000, at Cavanaughs Ridpath Hotel, 515 West Sprague Avenue, Spokane, Washington, and at any adjournment or postponement thereof (the "Meeting"). Only holders of record of the Company's Common Stock, par value $0.01 per share (the "Common Stock"), at the close of business on March 31, 2000 will be entitled to notice of and to vote at the Meeting. On that date, the Company had 12,937,726 shares of Common Stock outstanding. Each share of Common Stock outstanding on the record date is entitled to one vote.

         The address of the Company's principal executive offices is 201 West North River Drive, Suite 100, Spokane, Washington 99201.

         This Proxy Statement and the accompanying proxy are being mailed to the Company's stockholders on or about April 21, 2000.

Voting

         Shares of Common Stock for which proxies are properly executed and returned will be voted at the Meeting in accordance with the directions noted thereon or, in the absence of directions to the contrary, will be voted (i) "FOR" the election of the four nominees for the Board of Directors named on the following pages, provided that if any one or more of such nominees should become unavailable for election for any reason, such shares will be voted for the election of such substitute nominee or nominees as the Board of Directors may propose; (ii) FOR the amendment to the 1998 Stock Incentive Plan to increase the shares available for issuance under the Plan from 1,200,000 shares to 1,400,000 shares; and (iii) "FOR" the ratification of the appointment of PricewaterhouseCoopers LLP as auditors for the Company for 2000. Under Washington law, the Company's Articles of Incorporation and By-Laws, the presence at the Meeting, in person or by duly authorized proxy, of the holders of a majority of the outstanding shares of Common Stock entitled to vote constitutes a quorum for the transaction of business. The four nominees for the Board of Directors who receive the greatest number of votes cast for the election of Directors by the shares present in person or represented by proxy at the Meeting and entitled to vote shall be elected Directors. The affirmative vote of a majority of shares entitled to vote and present in person or by proxy at the Meeting is required for approval of any other matters submitted to a vote of the Stockholders. Abstention from voting for a nominee for director may make it less likely that the nominee will be one of the four nominees for director who receive the greatest number of votes cast. Abstention from voting on the other proposals will have no effect, since the approval of those proposals is based solely on the number of votes actually cast.

         Brokerage firms and other intermediaries holding shares of Common Stock in street name for customers are generally required to vote such shares in the manner directed by their customers. In the absence of timely directions, brokerage firms and other intermediaries generally will have discretion to vote their customers' shares in the election of directors on the proposal to approve the amendment to the Company's 1998 Stock Incentive Plan, and on the proposal to ratify the appointment of auditors. If a brokerage firm or other intermediary votes its customers' shares on some but not all proposals, the effect of the non-vote will vary depending on the proposal. A non-vote for a nominee for director will make it less likely that the nominee will be one of the four nominees for director who receive the greatest number of votes cast. A non-vote on any of the other proposals will have no effect, since approval of these proposals is based solely on the number of votes actually cast.

         The Company will bear the expense of preparing, printing and distributing proxy materials to its shareholders. In addition to solicitations by mail, a number of regular employees of the Company may solicit proxies on behalf of the Board of Directors in person or by telephone and may also retain others on behalf of the Board of Directors to assist in the solicitation of proxies by mail, telephone, telegraph and personal interview. The Company will also reimburse brokerage firms and other intermediaries for their expenses in forwarding proxy materials to beneficial owners of the Company's Common Stock.

Revocation

         Any stockholder giving a proxy may revoke it at any time before it is voted by delivering to the Company's General Counsel a written notice of revocation or a duly executed proxy bearing a later date, or by attending the Meeting and electing to vote in person.

                        PROPOSAL 1: ELECTION OF DIRECTORS

         In accordance with the Company's By-Laws, the Board of Directors has increased the number of Directors constituting the Board from the original seven to nine members, with all of the Directors assigned to a classification based on the time for which they hold office. Two of the initial seven Directors were assigned to hold office for an initial term expiring at this annual meeting of stockholders and have been nominated for reelection at this annual meeting for a term expiring at the annual meeting of Stockholders held in the third year following their election and until their successors shall have been elected and qualified. An eighth Director was appointed in 1999 with a term expiring at this annual meeting and has been nominated for reelection at this annual meeting for a term expiring at the annual meeting of Stockholders held in the third year following his election and until his successor shall have been elected and qualified. The Board of Directors has nominated for election at this annual meeting a new Director to fill the ninth position for a term expiring at the annual meeting of Stockholders held in the second year following his election and until his successor shall have been elected and qualified. The result will be that three of the nine Directors will be elected each year beginning at the 2001 annual meeting. Shares of Common Stock for which proxies are properly executed and returned will be voted at the Meeting in accordance with the directions noted thereon or, in the absence of directions to the contrary, will be voted "FOR" the election of the four nominees named below for the above described Director positions. If any nominee should become unavailable for any reason, it is intended that votes will be cast for a substitute nominee designated by the Board of Directors. The Board of Directors has no reason to believe that the nominees named will be unable to serve if elected. The four nominees who receive the greatest number of votes cast by stockholders present in person or by proxy and certified to vote at the Meeting, a quorum being present, shall be elected Directors.

Nominees for the Board of Directors

         Peter F. Stanton has been a Director of the Company since April 1998 with his initial term expiring at this annual meeting. Mr. Stanton is the Chairman and Chief Executive Officer of Washington Trust Bank. Mr. Stanton has been with Washington Trust Bank since 1982 and served as its President from 1990 to March of 2000, Chief Executive Officer since 1993 and Chairman since 1997. Mr. Stanton is also Chief Executive Officer, President and a Director of W.T.B. Financial Corporation (a bank holding company). In addition to serving on numerous civic boards, Mr. Stanton was president of the Washington Bankers Association from 1995 to 1996 and served as state chairman of the American Bankers Association from 1995 to 1996 and served as state chairman of the American Bankers Association for 1997 and 1998. Mr. Stanton is nominated for a term expiring at the annual meeting of Stockholders held in the third year following his election and until his successor shall have been elected and qualified.

         Stephen R. Blank was appointed to the Board of Directors in 1999 to fill a newly created eighth position, with his initial term expiring at this annual meeting. Mr. Blank is responsible for assisting the Urban Land Institute, a non-profit education and research institute which studies land use and real estate development policy and practice. Mr. Blank earned a BA in History at Syracuse University and continued on in graduate school at Adelphi University where he earned a MBA in Finance. From November 1993 to November 1998, Mr. Blank was the Managing Director, Real Estate Investment Banking division, for CIBC Oppenheimer Corp in New York. From 1979 to 1993, he was Managing Director, Real Estate Investment Bank, for Cushman & Wakefield, Inc. and Kidder, Peabody & Co., Inc. Mr. Blank is also adjunct Professor of Real Estate in the Executive MBA program for Columbia University's Graduate School of Business. Mr. Blank is nominated for a term expiring at the annual meeting of Stockholders held in the third year following his election and until his successor shall have been elected and qualified.

         Thomas M. Barbieri has been Executive Vice President of Hotel Operations of the Company since January 1, 2000, and a Director of the Company since 1985. From 1985 to 1997, Mr. Barbieri served as a Vice President of the Company. Mr. Barbieri joined the Company in 1979 and from 1987 through 1998 oversaw the management, supervision, and development of the Company's real estate portfolio. From 1982 to 1987, Mr. Barbieri was Operations Manager of the Company's hospitality division. He has served on Washington State Governor Lowery's Real Estate Advisory Council, as Director of the Spokane Convention and Visitors Bureau, as a trustee of the Spokane Area Chamber of Commerce, as a Director of the Spokane Economic Development Council and as a Trustee of Washington State University and Advisor to WSU Hotel School. Mr. Barbieri is nominated for a term expiring at the annual meeting of Stockholders held in the third year following his election and until his successor shall have been elected and qualified.

         Rodney D. Olson has been the President, Chief Executive Officer and a shareholder of WestCoast Hotels, Inc. The Company purchased WestCoast Hotels Inc. from its shareholders, including Mr. Olson, on January 4, 2000. Mr. Olson continues as the President of WestCoast Management, Inc., a wholly owned subsidiary of WestCoast Hotels, Inc. Mr. Olson began his hotel career in 1969 with Vance Hotels, which was later renamed WestCoast. He held executive positions in both sales and operations for Dunfey Hotels and Red Lion Motor Inns prior to re-joining the Vance Hotels in 1977. With Vance Hotels, he held positions of hotel General Manager, Vice President of Management Services, Vice President of Purchasing, Vice President of Development and Vice President of Operations before becoming President in 1986. Mr. Olson has served on the Boards of the Washington State Lodging Association, Restaurant Association of Washington State and the Seattle Hotel Association. Mr. Olson is nominated for a term expiring at the annual meeting of Stockholders held in the second year following his election and until his successor shall have been elected and qualified.

Composition of Board

         Upon the election of the above named nominees, the Board of Directors would be composed of the following Directors with terms expiring in the following years:

Year 2001:        Ronald R. Taylor, Arthur M. Coffey, and Donald K. Barbieri
Year 2002:        Robert G. Templin, Richard L. Barbieri, and Rodney D. Olson
Year 2003:        Peter F. Stanton, Stephen R. Blank, and Thomas M. Barbieri

Meetings of the Board of Directors

         The Board of Directors met nine times in 1999. All Directors attended at least 75% of the meetings of the Board of Directors and its Committees on which they serve.

Committees of the Board of Directors

         The Company has established standing committees of its Board of Directors, including an Audit and a Compensation Committee. Each of these Committees is responsible to the full Board of Directors, and its activities are therefore subject to Board approval. The functions performed by these Committees are summarized below:

         Audit Committee. The Audit Committee is responsible for making recommendations concerning the engagement of the Company's independent public accountants, reviewing with the independent public accountants the plans and results of the audit engagement, approving professional services provided by the independent public accountants, considering the range of audit and non-audit fees and reviewing the adequacy of the Company's internal accounting controls. The voting members of the Audit Committee are Peter F. Stanton, Ronald R. Taylor and Stephen R. Blank, with CFO Arthur M. Coffey attending meetings as a non-voting representative of management. The Audit Committee was formed in April of 1998 following the initial public offering of the Company. The audit committee met three times during 1999 to review the audit plan, quarterly earnings, audit committee charter, annual audit and management report.

         Compensation Committee. The Compensation Committee establishes salaries, incentives and other forms of compensation for Directors, officers and other executives of the Company. This Committee also administers the Company's various incentive compensation and benefit plans and recommends the establishment of policies relating to such plans. The voting members of the Compensation Committee are Ronald R. Taylor and Peter F. Stanton, with CEO Donald K. Barbieri attending meetings as a non-voting representative of management. The Compensation Committee met three times in 1999.

Compensation of Directors

         Directors who are employees of the Company do not receive any fees for their service on the Board of Directors or any committee thereof. The Company pays each of its non-employee Directors an annual fee equal to $6,000, 50% of which is payable in cash and 50% of which is payable in shares of Common Stock. In addition, each non-employee Director is paid $500 for attendance at each meeting of the Board of Directors and $250 for attendance at each meeting of a committee of the Board of Directors of which such Director is a member. In addition, the Company reimburses Directors for their out-of-pocket expenses incurred in connection with their service on the Board of Directors. Each of the non-employee Directors at the time of the Initial Public Offering ("IPO") of the Company or at the time of their later initial appointment to the Board of Directors was granted an option to purchase 10,000 shares of Common Stock of the Company at $15/share, on terms more fully described below (see "1999 Employment Contracts, Grants of Stock and Stock Options and Exercises" below).

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth the beneficial ownership of the Common Stock as of February 29, 2000, by (i) each stockholder known by the Company to be the beneficial owner of more than 5% of the outstanding Common Stock, (ii) each Director, (iii) the named executive officers and (iv) all Directors and named executive officers as a group. The business address of each shareholder is 201 W. North River Drive, Suite 100, Spokane, Washington, 99201, with the exception of the address for: WM Advisors, 1201 Third Avenue, Suite 1400, Seattle, Washington, 98101; Dimensional Fund Advisors, 1299 Ocean Avenue, 11th Floor, Santa Monica, California 90401; and Wellington Management Company, 75 State Street, Boston, Massachusetts, 02109.

       Beneficial Owner                               Number of                 Percentage of
                                                    Shares Owned(1)            Common Stock(1)
       -------------------------------------- -------------------------- ----------------------------
       Donald K. Barbieri (2)                          3,585,798                     27.7
       WM Advisors(3)                                  1,487,491                     11.5
       Dimensional Fund Advisors(4)                    1,148,700                      8.9
       DKB and HHB Unity Trust(5)                        958,379                      7.4
       Wellington Management Co.(6)                      902,000                      7.0
       Barbieri Family Trust                             587,070                      4.5
       David M. Bell                                     532,410                      4.1
       Richard L. Barbieri                               526,339                      4.1
       Thomas M. Barbieri                                509,610                      3.9
       Arthur M. Coffey                                   16,938                      *
       Peter F. Stanton(7)                                 7,505                      *
       Ronald R. Taylor(7)                                22,505                      *
       Robert G. Templin(7)                              104,505                      *
       Stephen R. Blank                                    1,214                      *
       All 9 directors and officers                    5,306,824                     41.0


------------------------

*Represents less than 1%
(1) For purposes of this table, a person or group of persons is deemed to have "beneficial ownership" of shares of Common Stock as of a given date which such person has the right to acquire within 60 days after such date. For purposes of computing the percentage of outstanding shares held by each person or group of persons named above on a given date, any security which such person or persons has the right to acquire within 60 days after such date is deemed to be outstanding, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.

(2) Includes shares of Common Stock held by the DKB & HHB Unity Trust, an irrevocable trust, of which Donald K. Barbieri and his spouse Heather Barbieri are co-trustees and for which Donald K. Barbieri exercises voting power, and for which they otherwise disclaim beneficial ownership.

(3) Reported ownership for this entry is based solely on the Form 13G filed on January 4, 2000 for this owner.

(4) Reported ownership for this entry is based solely on the Form 13G filed on February 11, 2000 for this owner.

(5) These shares are also included in the number of shares beneficially owned by Donald K. Barbieri. Mr. Barbieri disclaims beneficial interest in this Trust other than voting rights.

(6) Reported ownership for this entry is based solely on the Form 13G filed on February 9, 2000 for this owner.

(7) Includes 4,000 shares subject to options that are exercisable within 60 days of March 31, 2000.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Based on the Company's review of Forms 3, 4 and 5 and any amendment thereto furnished to it pursuant to Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), all such required forms were filed on a timely basis.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         Effective November 1, 1997, prior to the initial public offering of the Company, the Company (i) contributed certain assets not related to its core hospitality business to Inland Northwest Corporation, a wholly owned subsidiary of the Company ("INWC"), and (ii) distributed shares of capital stock of INWC and Huckleberry Bay Company, another wholly-owned subsidiary of the Company ("HBC"), on a pro rata basis, to the then Stockholders of the Company As a result of the foregoing transactions, the following assets are no longer owned by the Company: recreational real estate in Priest Lake, Idaho, a long-term residence inn operation, residential condominium properties, an interest in a milk processing and distribution business with associated real property, and a retail sales operation. The Company entered into an agreement with INWC, pursuant to which it will provide management, development, accounting and other administrative services to INWC in exchange for commissions, leasing fees, management fees, service fees and development fees, as applicable, based on certain percentages and costs incurred by the Company in connection with providing such services. The agreement is automatically renewed annually and is subject to termination at the option of either party upon 60 days' notice before such renewal date. During 1999 the Company recorded fees and other income from the INWC agreement in the amount of $222,600.

         With respect to material transactions (or series of related transactions) between the Company and related parties, the Company has implemented a policy requiring any such transaction to be approved by a majority of the non-employee Directors, if any, upon such Directors' determination that the terms of the transaction are no less favorable to the Company than those that could be obtained from unrelated third parties.

                        REPORT OF COMPENSATION COMMITTEE
                            ON EXECUTIVE COMPENSATION

         The Compensation Committee, the voting members of which are two non-employee Directors, Mr. Taylor and Mr. Stanton, implements and endorses the goals of the Company's executive compensation program, which reflect three guiding principles: (i) to provide compensation and benefits that allow the Company to maintain competitive compensation to attract and retain executives with the skills critical to the Company's long-term success, (ii) to reward performance in attaining business objectives and maximizing stockholder value and (iii) to encourage Company stock ownership through officer ownership guidelines that are monitored by the Committee on an ongoing basis.

         The following table provides information for the past three fiscal years concerning all compensation received by those persons who were, in 1999, the Company's Chief Executive Officer and the four other most highly compensated executive officers of the Company (the "named executive officers").

                        Summary Annual Compensation Table
------------------------------------------------------------------------------------------------------------
                                    Annual Compensation          Long Term Compensation
                              -------------------------------------------------------------

                              Year       Salary     Bonus ($)     Awards       Securities      All Other
                                         ($)                    Restricted     Underlying    Compensation
Name and Position                                                 Stock $     Options (#)       ($)(1)
------------------------------------------------------------------------------------------------------------
Donald K. Barbieri            1999        $160,765    $11,333       -0-              1,247   $  8,280
President / CEO               1998         139,110     80,224       -0-             90,594      8,404
                              1997          88,776    256,037       -0-                -0-      7,129

Arthur M. Coffey              1999        $134,819    $14,797    $23,813(3)          6,052   $  9,280
Executive VP/CFO              1998         117,246     78,734    $23,438(3)         55,513      9,991(2)
                              1997          76,680    211,055       -0-                -0-      8,799

Thomas M. Barbieri            1999        $133,403    $10,403       -0-              5,794   $ 10,157
Executive VP -                1998          88,140     73,680       -0-             45.419      8,245
Hotel  Operations             1997          86,645     46,926       -0-                -0-      8,289

Richard L. Barbieri           1999         $99,566    $ 6,090       -0-              5,840   $  6,733
Senior VP/                    1998          92,490     40,018       -0-             45,532      5,519
General Counsel               1997          79,572     50,891       -0-                -0-      6,544

David M. Bell                 1999         $99,566    $ 7,287       -0-              5,007   $  8,564
Executive VP -                1998          89,391     40,018       -0-             45,452      8,909
Development                   1997          67,530     36,136       -0-                -0-      7,667
------------------------------------------------------------------------------------------------------------

       During 1999, the Compensation Committee's compensation policies with regard to the Company's executive officers (including the named executive officers) were as follows: (i) The base 1999 salary of the executive officers was increased by 1.5% from 1998 base salary to reflect a cost of living increase; (2) the Committee established a target incentive bonus for the year of 50% of the base salary to be paid 25% at the end of any quarter for which the Company achieved its planned earnings per share and 25% at the end of the 1999 year if the Company achieved its target earnings per share for the 1999 year.

         In the fourth quarter of 1999 the Committee, joined by the two other non-employee Directors, Mr. Blank and Mr. Templin, commissioned and reviewed a report by a qualified independent consulting firm on total compensation for the Company's executive officers relative to the Company's competitive peer group. Based on that assessment, the Compensation Committee granted stock options to certain executive officers effective November 1, 1999 at the then market value

--------------

(1) Includes contributions to the Company's 401(k) plan as well as premiums paid with respect to such executive officer's health and disability insurance policies.
(2) Excludes value attributed to 3,000 shares of restricted stock granted to Arthur M. Coffey at the initial public offering (see "1998 Employment contracts, Grants of Stock and Stock options and Exercises" below).
(3) Includes value attributed to 3,000 shares of restricted stock granted to Arthur M. Coffey.

of the Company's stock in order to more closely approximate the median compensation of executives of competitive peer group companies. The Committee's criteria in 1999 for the compensation of the CEO of the Company were the same as described above for the other executive officers.

                 DIRECTORS AND EXECUTIVE OFFICERS OF REGISTRANT

The following table sets forth certain information as of December 31, 1999 regarding the Company's Directors and executive officers.

NAME                                                AGE     POSITION
Donald K. Barbieri..........................        54      Chairman, President and Chief
                                                            Executive Officer

Arthur M. Coffey............................        44      Executive Vice President, Chief
                                                            Financial Officer and Director

Thomas M. Barbieri..........................        42      Executive Vice President for Hotel Operations and
                                                            Director

Richard L. Barbieri.........................        57      Senior Vice President, Secretary, General Counsel
                                                            and Director

David M. Bell...............................        49      Executive Vice President for Development

Peter F. Stanton............................        43      Director

Ronald R. Taylor............................        52      Director

Robert G. Templin...........................        76      Director

Stephen R. Blank............................        54      Director

===================================================================================================================

         Donald K. Barbieri has been President and Chief Executive Officer and a Director of the Company since 1978 and Chairman of the Board since 1996. Mr. Barbieri joined the Company in 1969 and is responsible for the Company's development activities in hotel, entertainment and real estate areas. Mr. Barbieri served as president of the Spokane Chapter of the Building Owners and Managers Association from 1974 to 1975 and served as president of the Spokane Regional Convention and Visitors Bureau from 1977 to 1979. He also served on the Washington Tourism Development Council from 1983 to 1985 and the Washington Economic Development Board while chairing the State of Washington's Quality of Life Task Force from 1985 to 1989. Mr. Barbieri is the brother of Richard L. and Thomas M. Barbieri and the brother-in-law of David M. Bell.

         Arthur M. Coffey has been Chief Financial Officer and Executive Vice President of the Company since June 1997 and a Director of the Company since 1990. Mr. Coffey served as Chief Operating Officer of the Company from 1990 to June 1997. Mr. Coffey has been in the hotel business since 1971 and joined the Company in 1981. Mr. Coffey is currently a Director of the Association of Washington Business, served as a trustee of the Spokane Area Chamber of Commerce, served as a director of the Washington State Hotel Association from 1996 to 1997, served as Director of the Spokane Regional Convention and Visitors Bureau from 1982 to 1985 and served as president of the Spokane Hotel Association from 1989 to 1990.

         Thomas M. Barbieri has been Executive Vice President of Hotel Operations of the Company since January 1, 2000, and a Director of the Company since 1985. From 1985 to 1997, Mr. Barbieri served as a Vice President of the Company. Mr. Barbieri joined the Company in 1979 and from 1987 through 1998 oversaw the management, supervision, and development of the Company's real estate portfolio. From 1982 to 1987, Mr. Barbieri was Operations Manager of the Company's hospitality division. He has served on Washington State Governor Lowery's Real Estate Advisory Council, as Director of the Spokane Convention and Visitors Bureau, as a trustee of the Spokane Area Chamber of Commerce, as a Director of the Spokane Economic Development Council and as a Trustee of Washington State University and Advisor to WSU Hotel School. Mr. Barbieri is the brother of Donald K. and Richard L. Barbieri and the brother-in-law of David M. Bell.

         Richard L. Barbieri has been a Senior Vice President of the Company since September 1997, full-time General Counsel of the Company since 1995 and a Director of the Company since 1978. From 1994 to 1997, Mr. Barbieri served as a Vice President of the Company. From 1978 to 1995, Mr. Barbieri served as outside counsel and Secretary of the Company, during which time he was engaged in the practice of law at Edwards and Barbieri, a Seattle law firm, and then at Riddell Williams, a Seattle law firm, where he chaired the real estate practice group. Mr. Barbieri has also served as chairman of various committees of the State and County Bar Association and as a member of the governing board of the County Bar Association. He also served as vice chairman of the Citizens' Advisory Committee to the Major League Baseball Stadium Public Facilities District in Seattle in 1996 and 1997. Mr. Barbieri is the brother of Donald K. and Thomas M. Barbieri and the brother-in-law of David M. Bell.

         David M. Bell has been Senior Vice President of Development for the Company since September 1997 and Executive Vice President since February 2000. From 1985 to 1997 Mr. Bell served as Vice President and Director of the Company. He is in charge of new project development, property renovations and major building construction. Since joining the Company in 1984, Mr. Bell has been responsible for numerous projects, including the development of the WHC Building, the Cavanaughs at Kalispell Center hotel and the Kalispell Center Mall, two major room tower additions to Cavanaughs Inn at the Park and the conversion of the U.S. Bank of Washington office building in Seattle into Cavanaughs on Fifth Avenue. Mr. Bell is a registered Professional Engineer. Mr. Bell is the brother-in-law of Donald K., Richard L. and Thomas M. Barbieri.

         Peter F. Stanton has been a Director of the Company since April 1998. Mr. Stanton is the Chairman and Chief Executive Officer of Washington Trust Bank. Mr. Stanton has been with Washington Trust Bank since 1982 and has served as its President from 1990 to March of 2000, Chief Executive Officer since 1993 and Chairman since 1997. Mr. Stanton is also Chief Executive Officer, President and a Director of W.T.B. Financial Corporation (a bank holding company). In addition to serving on numerous civic boards, Mr. Stanton was president of the Washington Bankers Association from 1995 to 1996 and served as State Chairman of the American Bankers Association in 1997 and 1998.

         Ronald R. Taylor has been a Director of the Company since April 1998. He has been a General Partner of Enterprise Partners, a venture capital firm since April, 1998. From 1996 to 1998, Mr. Taylor worked as an independent business consultant. From 1987 to 1996, Mr. Taylor was chairman, president and chief executive officer of Pyxis Corporation (a health care service provider). He is currently a Director of Watson Pharmaceuticals, Inc. (a pharmaceutical manufacturer), MedicaLogic, Inc., a healthcare internet company, and several privately held companies.

         Robert G. Templin has been a Director of the Company since April 1998. Mr. Templin has had 50 years of continuous experience in ownership, acquisition and disposition, transaction counseling, development, construction and management work in the lodging industry in the Northwest. From 1962 to 1983, he was Chief Executive Officer of Western Frontiers, a hotel operator. Since 1986, Mr. Templin has served as governor for District II for Best Western, Inc. In 1986, he built Templin's Resort and Conference Center. He served as president of the Idaho Inn Keepers Association from 1975 to 1976 and president of the Coeur d'Alene Chamber of Commerce in 1963. Mr. Templin also served on the Government Affairs Committee of Holiday Inn, Inc. from 1981 to 1982. In addition to his responsibilities as a Director of the Company, Mr. Templin continues to serve as a representative of Region One of the Idaho Travel Council under the Idaho Department of Commerce.

         Stephen R. Blank has been a Director of the Company since May of 1999. Mr. Blank is responsible for assisting the Urban Land Institute, a non-profit education and research institute which studies land use and real estate development policy and practice. Mr. Blank earned a BA in History at Syracuse University and continued on in graduate school at Adelphi University where he earned a MBA in Finance. From November 1993 to November 1998, Mr. Blank was the Managing Director, Real Estate Investment Banking division, for CIBC Oppenheimer Corp in New York. From 1979 to 1993, he was Managing Director, Real Estate Investment Bank, for Cushman & Wakefield, Inc. and Kidder, Peabody & Co., Inc. Mr. Blank is also adjunct Professor of Real Estate in the Executive MBA program for Columbia University's Graduate School of Business.

   1999 EMPLOYMENT CONTRACTS, GRANTS OF STOCK AND STOCK OPTIONS AND EXERCISES

Employment Agreements

         The Company had employment agreements with each of Donald K. Barbieri, Arthur M. Coffey, Richard L. Barbieri, David M. Bell and Thomas M. Barbieri which provided for 1999 base salaries of $160,764.71 in the case of Donald K. Barbieri, $134,819.31 in the case of Mr. Coffey, $99,566.14 in the case of Richard L. Barbieri, $99,566.14 in the case of Mr. Bell and $133,402.70 in the case of Thomas M. Barbieri, subject, in each case, to periodic increases. Each executive officer was eligible to receive annual bonuses as determined by the Compensation Committee and was entitled to participate in all existing or future benefit plans of the Company, on the same basis as other senior officers of the Company.

         The 1999 employment agreements with these named executive officers (as used below, each an "Executive") were substantially similar and provided as follows. Each Executive shall serve in the position described above through December 31, 1999, unless terminated earlier in accordance with the terms of such agreement. Thereafter, each agreement automatically renews for additional one-year periods, unless terminated by either party upon 120 days' notice prior to any renewal. The agreements with each Executive other than Donald K. Barbieri automatically renewed at the end of 1999. Following 1999, Donald K. Barbieri serves at the pleasure of the Board of Directors. The agreements of the other Executives may be terminated by the Company for Cause (as defined in such agreement) or by the Executive (i) for Good Reason (as defined in such agreement) or (ii) within six months of a Change of Control of the Company (as defined in such agreement). If the Executive terminates the agreement for Good Reason (or the Company terminates the agreement without Cause) or, after the initial term ends, unilaterally determines to not renew such Executive's agreement, the Executive will receive a severance payment equal to two times such Executive's total compensation in the prior year, plus a continuation of all benefits for a two-year period, and all outstanding options of such Executive shall become fully vested. If the Executive terminates the agreement following a Change of Control, the severance payment will be equal to three times such Executive's total compensation for the prior year. The Executive is required to devote his full business time and attention to the business and affairs of the Company, except that he may devote such reasonable amount of time, as he determines, to (i) serving, with the approval of the Board, as a Director, trustee or member of any board or committee of any organization, (ii) engaging in charitable and community activities, (iii) managing his personal investments and affairs, and (iv) acting as a Director and officer of Inland Northwest Corporation, previously a wholly-owned subsidiary of the Company; provided, however, that such activities may not involve any material conflict of interest with the interests of the Company or interfere materially with the performance of his duties and responsibilities under such agreement.

         Each Executive is eligible to receive a bonus under the Company's management bonus plan or such other plan adopted from time to time. The award and amount of such bonus shall be based upon the Compensation Committee's determination of such Executive's actual performance as measured against established goals. The Company has also agreed to reimburse the Executive for any federal, state or local excise taxes ("Excise Tax"), and any additional taxes to which he may be subject, on any payments to the Executive from the Company as a result of accelerated vesting of his options, up to a maximum reimbursement equal to two times the amount of such Excise Tax.

Restricted Stock and Certain Stock Option Grants

                                              OPTION/SAR GRANTS IN LAST FISCAL YEAR
--------------------------------------------------------------------------------------------------------------
                                Individual grants                                Potential realizable value
                                                                                 at assumed annual rates of
-------------------------------------------------------------------------------- stock price appreciation for option term
                                                                                 -----------------------------
          Name          Number of      Percent of total
                        securities     options/SARs     Exercise
                        underlying     granted to       of base
                        option/SARs    employees in     price        Expiration
                        granted (#)    fiscal year      ($/Sh)          date       5% ($)        10% ($)
--------------------------------------------------------------------------------------------------------------
Donald K. Barbieri          1,247           .47%          10.94    1/4/09        $    8,580   $   21,748

Arthur M. Coffey            1,052           .40%          10.94    1/4/09            7,238        18,347
                            5,000          1.89%           7.50    11/8/09          23,600        59,765

Thomas M. Barbieri            794           .30%          10.94    1/4/09            5,463        13,848
                            5,000          1.89%           7.50    11/8/09          23,600        59,765

Richard L. Barbieri           840           .32%          10.94    1/4/09            5,779        14,649
                            5,000          1.89%           7.50    11/8/09          23,600        59,765

David M. Bell                 807           .31%          10.94    1/4/09            5,552        14,074
                            5,000          1.89%           7.50    11/8/09          23,600        59,765

         The options have a term of ten years. Except in the case of non-employee Directors, fifty percent of each recipient's options will vest on the fourth anniversary of the date of grant and the remaining 50% will vest on the fifth anniversary of the date of grant. This vesting schedule will change if, beginning one year after the option grant date, the stock price of the Common Stock remains at the following appreciation levels (measured as a percentage increase over the stock price at the time the option was granted) for 60 consecutive trading days:

                    PERCENT OF                                     OPTION
               SHARE PRICE INCREASE:                           SHARES VESTED:

                        25%                                         25%
                        50%                                         50%
                        75%                                         75%
                       100%                                        100%

         Upon consummation of the IPO, and upon the subsequent appointment or election of a non-employee as Director, non-employee Directors were granted options under the 1998 Stock Incentive Plan to purchase 10,000 shares of Common Stock, subject to one year restriction on sale and vesting in equal percentages over five years.

         Such options shall be exercisable, subject to vesting, for ten years from the date of grant and in all other respects shall be subject to the terms and conditions of the 1998 Stock Incentive Plan. Vesting of such options is also conditioned upon the holder's employment with the Company on the scheduled vesting date. No options had been exercised as of December 31, 1999.

               Aggregated Option/SAR Exercises in Last Fiscal Year
                         and FY-End Option/SAR Values(1)

-----------------------------------------------------------------------------------------------------------
                            Number of securities underlying           Value of unexercised in-the-money
                            unexercised options at FY-end (#)         options at FY-end ($)
            Name            Exercisable /Unexercisable                Exercisable /Unexercisable(2)
-----------------------------------------------------------------------------------------------------------
Donald K. Barbieri                          0 / 91,841                                -0-
Arthur M. Coffey                            0 / 61,565                                -0-
Thomas M. Barbieri                          0 / 51,213                                -0-
Richard L. Barbieri                         0 / 51,372                                -0-
David M. Bell                               0 / 51,259                                -0-

1998 Stock Incentive Plan

         In January 1998, the Board adopted the 1998 Stock Incentive Plan to attract and retain officers, key employees and consultants. Additional options may be granted subject to Board approval. An aggregate of 1,200,000 shares of Common Stock, subject to adjustment for stock splits, stock dividends and similar events, has been authorized for issuance upon exercise of options, stock appreciation rights ("SARs"), and other awards, including restricted or deferred stock awards under the 1998 Stock Incentive Plan. The Compensation Committee administers the 1998 Stock Incentive Plan and determines to whom options, SARs, restricted stock purchase rights and other awards are to be granted and the terms and conditions, including the number of shares and the period of exercisability, thereof. Upon consummation of the IPO, and upon the subsequent appointment or election of a non-employee as Director, non-employee Directors were granted options under the 1998 Stock Incentive Plan to purchase 10,000 shares of Common Stock, subject to one year restriction on sale and vesting equal percentages over five years.

         The 1998 Stock Incentive Plan authorizes the grant or issuance of various options and other awards. Nonqualified stock options ("NQSOs") may be granted for any term specified by the Compensation Committee and will provide

---------------------
(1) No options were exercised or exercisable in 1999.
(2) Represents the aggregate fair market value of Common Stock subject to outstanding options, less the exercise price of the options, based on the closing price of the Common Stock on December 31, 1999. A zero opposite, a named executive officer's name indicates that, as of December 31, 1999, such officer's options were not in-the-money.

for the right to purchase Common Stock at a specified price which, except with respect to NQSOs intended to qualify as performance-based compensation under
Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), may be less than fair market value on the date of grant (but not less than par value), and may become exercisable (at the discretion of the Compensation Committee) in one or more installments after the date of grant. Incentive stock options may be granted only to employees and if granted will be designed to comply with the provisions of the Code and will be subject to restrictions contained in the Code, including having an exercise price equal to at least 100% of fair market value of Common Stock on the grant date and ten year restriction on their term, but may be subsequently modified to disqualify them from treatment as an incentive stock option. The maximum fair market value (determined on the date of grant) of shares which may be issued pursuant to incentive stock options granted under the 1998 Stock Incentive Plan to any individual in any calendar year may not exceed $100,000. SARs granted by the Compensation Committee in connection with stock options or other awards typically will provide for payments to the holder based upon increases in the price of the Common Stock over the exercise price of the related option or other awards, but alternatively may be based upon other criteria such as book value. Participants may receive dividend equivalents representing the value of the dividends per share paid by the Company, calculated with reference to the number of shares covered by the stock options, SARs or other awards held by the participant. Performance awards may be granted by the Compensation Committee on an individual or group basis and may include bonus or "phantom" stock awards that provide for payments based upon increases in the price of the Common Stock over a predetermined period. Restricted stock may be sold to participants at various prices (but not below par value) and made subject to such restrictions as may be determined by the Compensation Committee. Deferred stock awards may be granted to participants, typically without payment of consideration, but subject to vesting conditions based on continued employment or on performance criteria established by the Compensation Committee. Whereas purchasers of restricted stock will have voting rights and will receive dividends prior to the time when the restrictions lapse, recipients of deferred stock generally will have no voting or dividend rights prior to the time when vesting conditions are satisfied.

         Payments for the shares purchased upon the exercise of options may be in cash or, if the terms of an option so provide, with shares of Common Stock owned by the optionee (or issuable upon exercise of the option) or with other lawful consideration, including services rendered.

         No option, SAR or other right to acquire Common Stock granted under the 1998 Stock Incentive Plan may be assigned or transferred by the grantee, except by will or the laws of succession, although the shares underlying such rights may be transferred if all applicable restrictions have lapsed. During the lifetime of the holder of any option or right, such option or right may be exercised only by the holder.

         The Compensation Committee will have the right to accelerate, in whole or in part, from time to time, including upon a change in control of the Company, conditionally or unconditionally, the right to exercise any option or other award granted under the 1998 Stock Incentive Plan.

         Amendments of the 1998 Plan to increase the number of shares as to which options, SARs, restricted stock and other awards may be granted (except for adjustments resulting from stock splits and similar events) will require the approval of the Company's Stockholders. In all other respects, the 1998 Stock Incentive Plan may be amended, modified, suspended or terminated by the Compensation Committee, unless such action would otherwise require shareholder approval as a matter of applicable law, regulation or rule. Amendments of the 1998 Stock Incentive Plan will not, without the consent of the participant, affect such person's rights under an award previously granted, unless the award itself otherwise expressly so provides. The 1998 Stock Incentive Plan will terminate ten years after the date the 1998 Stock Incentive Plan was adopted by the Board and approved by the Company's Stockholders.

Summary of Certain Federal Income Tax Consequences of the 1998 Stock Incentive Plan

         The federal income tax consequences to the Company and to any person granted a stock option under the 1998 Stock Incentive Plan under the existing applicable provisions of the Code and the regulations thereunder are substantially as follows.

         With respect to incentive stock options, the tax consequences to an optionee will vary depending on whether certain holding period requirements are met. In addition, an option will cease to be an incentive stock option, and thereafter be taxed as a nonqualified stock option, if the optionee exercises the option more than three months following termination of employment for any reason other than death or disability or more than one year following termination of employment on account of disability.

         If an optionee acquiring stock pursuant to an incentive stock option does not dispose of the stock until at least one year after the transfer of the stock to the optionee and at least two years from the date of grant of the option, then, subject to the alternative minimum tax rules discussed below, there will be no tax consequences to the optionee or the Company when the incentive stock option is granted or when it is exercised. When the stock is ultimately sold, gain or loss will be determined based on the difference between the net proceeds of the sale and the aggregate exercise price paid for the stock, and the optionee will be required to report such gain or loss as long-term capital gain or loss on his or her federal income tax return for the year in which the sale occurs.

         If stock acquired upon exercise of an incentive stock option is sold by the optionee and, at the time of the sale, the holding period requirements described in the preceding paragraph have not been met, the federal income tax consequences to the optionee will be as follows:

         (a) The optionee will be required to report, on his or her federal income tax return for the year in which the sale occurs, additional compensation income equal to the difference between the fair market value of the stock at the time of exercise of the option and the exercise price at which the stock was acquired (the Company will generally be entitled to a compensation deduction in an equivalent amount).

         (b) For purposes of determining gain or loss upon sale of the stock, an amount equal to this compensation income will be added to the exercise price at which the stock was acquired, and the total will be the optionee's adjusted cost of the stock and the net proceeds of the sale, and the optionee will be required to report such gain or loss as long-term or short-term (depending on how long the optionee held the stock) capital gain or loss on his or her federal income tax return for the year in which the sale occurs.

         When an optionee exercises an incentive stock option, the difference between the fair market value of the stock on the date of exercise and the exercise price paid results in an adjustment in computing alternative minimum taxable income for purposes of Sections 55 et seq. of the Code, which may trigger alternative minimum tax consequences for optionee's. Any alternative minimum tax that is payable may ultimately be credited against future taxes owed.

         With respect to nonqualified stock options, there are generally no tax consequences to the optionee or the Company when the option is granted. Upon exercise of the option, the optionee will be required to report, on his or her federal income tax return for the year in which the exercise occurs, an additional compensation or self-employment income equal to the difference between the fair market value of the stock at the time of exercise of the option and the exercise price at which the stock was acquired (the Company will generally be entitled to a deduction in an equivalent amount). When the stock is ultimately sold, the transaction will be taxed in the manner described in subparagraph (b) above for incentive stock options.

     PROPOSAL 2: AMENDMENT TO INCREASE SHARES AVAILABLE UNDER THE 1998 STOCK
                                 INCENTIVE PLAN

         The board of directors recommends a vote for approval of the amendment to the 1998 stock incentive plan

         Unless instructed to the contrary, it is intended that votes be cast pursuant to the accompanying proxy for the amendment to the 1998 Stock Incentive Plan ("Plan) to increase the aggregate number of shares which may be issued under the Plan or subject to issuance under options granted under the Plan from 1,200,000 to 1,400,000 shares.

         As described in the preceding section, in March of 1998 the Stockholders of the Company adopted the Plan to provide equity incentives to employees, officers, directors and third parties providing valuable services to the Company. The Plan provides that the aggregate number of shares, which may be issued under the Plan or subject to issuance under options granted under the Plan, shall not exceed 1,200,000 shares. The Compensation Committee of the Board has periodically approved the issuance of shares and options for shares as described in the Plan. The Compensation Committee, joined by the other outside members of the Board (Robert Templin and Stephen R. Blank) commissioned and reviewed in the fall of 1999 a report on compensation of executives prepared by the an independent consulting firm based upon compensation provided by competitive companies. Modifications to base salaries, bonus structures and stock options of executives have utilized that information. The Compensation Committee and the Board as a whole has determined that the increase to date and potential future increases in the number of employees of the Company require an increase in the maximum number of shares which may be issued under the Plan or subject to issuance under options granted under the Plan by 200,000 shares to a new maximum of 1,400,000 shares in order to continue to provide equity incentives to the participants in the Plan.

         By unanimous resolution the Board of Directors of the Company has approved, subject to the approval of the Stockholders of the Company, and recommends that the Stockholders of the Company approve, the amendment of the Plan to increase the aggregate number of shares which may be issued under the Plan or subject to issuance under options granted under the Plan from a maximum of 1,200,000 shares to a new maximum of 1,400,000 shares in all places at which that maximum is referred to in the Plan; and further has directed, subject to the approval of the Stockholders of the Company, that the President or any senior or executive vice president of the Company, by single signature, execute and deliver all amendments or other documents required to implement this resolution.

               PROPOSAL 3: RATIFICATION OF APPOINTMENT OF AUDITORS

         The Board of Directors recommends a vote "FOR:" the ratification of the appointment of PricewaterhouseCoopers LLP as auditors for the Company for 2000.

         Unless instructed to the contrary, it is intended that votes be cast pursuant to the accompanying proxy for the ratification of the appointment of PricewaterhouseCoopers LLP as auditors for the Company for 2000. PricewaterhouseCoopers LLP has audited the accounts for the Company for 1998 and 1999. Representatives of PricewaterhouseCoopers LLP are expected to attend the Meeting and will have an opportunity to make a statement and/or respond to appropriate questions from stockholders.

         In the event that the ratification of the appointment of auditors is not made by a majority of the shares entitled to vote thereon, the selection of other auditors would be considered by the Board of Directors.

                             STOCK PRICE PERFORMANCE

         The following graph depicts the Company's Common Stock price performance relative to the performance of the Russell 2000 Composite Index and the Standard & Poor's Lodging-Hotels Index.

                                [GRAPH OMITTED]

                           April 3, 1998      1998            1999
                           -------------     ------         -------
WestCoast Hosp Corp.          $100.00        $71.67         $ 55.00
Russell                        100.00         87.84          106.51
S&P Lodging                    100.00         73.99           73.98

         The graph above assumes an investment of $100 in the Company's Common Stock, the Russell 2000 Composite Index, and the Standard & Poor's Lodging-Hotels Index, and assumes a reinvestment of all dividends. The Company has not paid cash dividends on its Common Stock. Note that the Company's Common Stock price performance on the graph above is not necessarily indicative of future stock price performance.

                         CHANGE OF CONTROL ARRANGEMENTS

Certain Provisions of Articles and By-Laws Affecting Control

         The By-Laws provide for shareholder action by written consent and the Articles reserve to the Directors the exclusive right to change the number of Directors or to fill vacancies on the Board. The Articles also provide for the Board to be divided into three classes of Directors serving staggered three year terms. As a result, approximately one-third of the Board will be elected each year. The purpose and intended effect of the above described provisions in the Articles and By-Laws are to enhance the continuity and stability of the Company's management by making it more difficult for Stockholders to remove or change the incumbent members of the Board. Such provisions, coupled with the ownership by existing Stockholders of approximately 60% of the Common Stock following the Offering, could also render the Company more difficult to be acquired pursuant to an unfriendly acquisition by an outsider by making it more difficult for such person to obtain control of the Company and replace current management without the approval of the Board.

Washington Anti-Takeover Statute

         Washington law contains certain provisions that may have the effect of delaying, deterring or preventing a takeover or change in control of the Company. Chapter 23B.19 of the Washington Act prohibits the Company, with certain exceptions, from engaging in certain significant business transactions with an "acquiring person" (defined as a person who acquires 10% or more of the Company's voting securities without the prior approval of the Board) for a period of five years after such acquisition. The prohibited transactions include, among others, a merger with, disposition of assets to, or issuance or redemption of stock to or from, the acquiring person, or otherwise allowing the acquiring person to receive any disproportionate benefit as a shareholder. The Company may not exempt itself from coverage of this statute.

                                  OTHER MATTERS

         The Company knows of no other matters that are likely to be brought before the Meeting. If, however, other matters that are not now known or determined come before the Meeting, the persons named in the enclosed proxy or their substitutes will vote such proxy in accordance with their judgment.

                            PROPOSALS OF STOCKHOLDERS

         Proposals of stockholders to be considered for inclusion in the Proxy Statement and proxy for the Company's 2001 Annual General Meeting of Stockholders must be received by the Company's General Counsel by November 30, 2000.

                  ANNUAL REPORT AND ANNUAL REPORT ON FORM 10-K

         A copy of the Company's 1999 Annual Report on Form 10-K for the year ended December 31, 1999 as filed with the Securities and Exchange Commission is being mailed with this Proxy Statement to each stockholder of record. Stockholders not receiving a copy of such Annual Reports may obtain one without charge by writing or calling Stephen Barbieri, 201 West North River Drive, Suite 100, Spokane, Washington 99201, (509) 459-6100.

By Order of the Board of Directors
Richard L. Barbieri
General Counsel
Spokane, Washington
March 24, 2000

                 PROXY FOR THE ANNUAL MEETING OF SHAREHOLDERS OF

                       WESTCOAST HOSPITALITY CORPORATION

            THIS PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby constitutes and appoints Richard L. Barbieri and Arthur
M. Coffey, and each of them, his true and lawful agents and proxies with full power of substitution in each, to represent and to vote all shares of Common Stock of WestCoast Hospitality Corporation that the undersigned would be entitled to vote if present in person at the Annual Meeting of Stockholders of WestCoast Hospitality Corporation to be held on May 22, 2000, at 9:00 a.m. local time at Cavanaughs Ridpath Hotel, 615 W. Sprague Avenue, Spokane, Washington and at any adjournments thereof, on all matters properly coming before such meeting.

You are encouraged to specify your choices by marking the appropriate boxes, SEE REVERSE SIDE, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations.

                         (TO BE SIGNED ON REVERSE SIDE)

A [X] Please mark your
      votes as in this
      example.

                      FOR     WITHHELD
1.  Election                            Nominees: Peter F. Stanton
    of                [ ]       [ ]               Stephen R. Blank
    Directors                                     Thomas M. Barbieri
                                                  Rodney D. Olson

    For all except vote withheld from the following nominees:

    ________________________________________________________

                                                  FOR  AGAINST ABSTAIN
2.  AMENDMENT TO INCREASE SHARES
    AVAILABLE UNDER THE 1998 STOCK                [ ]    [ ]     [ ]
    INCENTIVE PLAN

3.  RATIFICATION OF AUDITORS Approval of
    PricewaterhouseCoopers LLP, Independent
    certified public accountants to audit the     [ ]    [ ]     [ ]
    accounts and records of WestCoast
    Hospitality Corporation for the fiscal
    year ending December 31, 2000.

4. In their discretion, upon such other matters as properly come before the meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE THIS PROXY WILL BE VOTED FOR ELECTION OF DIRECTORS AND FOR PROPOSALS 2 AND 3.

The Board of Directors recommends a vote for Proposals 1, 2 and 3.

                        CHANGE OF ADDRESS/COMMENTS BELOW

                        ________________________________

                        ________________________________

                        ________________________________

SIGNATURE(S)______________________  _________________________  Dated:______,2000
                                    SIGNATURE IF HELD JOINTLY

NOTE: Please sign name(s) exactly as printed hereon. Joint owners should each sign. If signing as attorney, administrator, executor, trustee or guardian, give full title as such.